January 31, 2006

SDS Capital Group SPC LTD

c/o SDS Management LLC

Attn: Steve Derby

53 Forest Ave, Suite 203

Old Greenwich, CT 06870

Dear Steve:

You are the owner of the following securities issued by us, Ortec International, Inc., which entitles you to purchase or otherwise acquire shares of our common stock, par value $0.001 per share: Series F Warrants which entitles you to purchase an aggregate of 792,960 shares of our common stock, and shares of our Series D Convertible Preferred Stock evidenced by certificate numbers D-1, D-12, D-16, and D-17, which are convertible into an aggregate of 5,088,000 shares of our common stock.

We (a) are in negotiations to acquire another biotechnology company and if those negotiations result in the closing of such acquisition we will have to issue shares of our common stock and warrants to purchase additional shares of our common stock to the acquired company’s shareholders and (b) are currently seeking to raise funds in a private placement of our securities which will require us to issue shares of our common stock and/or securities convertible into shares of our common stock and/or warrants to purchase shares of our common stock. We will probably not yet have a sufficient number of shares of our common stock which we are authorized to issue for the securities to be issued by us in such contemplated acquisition transaction and in the proposed private placement of our securities because of (x) the number of shares of our common stock already outstanding, (y) our outstanding Series D Convertible Preferred Stock which is convertible into shares of our common stock and (z) our outstanding warrants and options entitling the holders thereof to purchase shares of our common stock. Furthermore, we will not have sufficient time before the time we hope to close such private placement sales of our securities and such acquisition to arrange a meeting of our stockholders at which our stockholders can adopt an amendment to our certificate of incorporation to increase the number of shares of our common stock which we are authorized to issue, or take any other action, which will enable us to have sufficient number of shares of our common stock which we are authorized to issue, to issue in such transactions. We will not have enough time to arrange such a meeting of our stockholders because of the time required by SEC regulations for us to prepare, file, clear and mail proxy statements for such a meeting.

In order for us to be able to close the proposed acquisition and private placement, we are asking you to agree that you will not (a) convert any of the shares of our Series D Convertible Preferred Stock owned by you nor (b) exercise any of the Series F Warrants owned by you, that would require us to issue shares of our common stock in excess of those we are authorized to issue. Provided, however, that if we do not close the proposed private placement of our securities within 90 days after the date on which you execute this document, you shall no longer be bound by your undertakings set forth in the immediately preceding sentence. We warrant to you that we will, immediately after the closing of the proposed private placement of our securities and our proposed acquisition, take all steps necessary to file a proxy statement with the

SEC, get it approved for mailing to our stockholders, to call a meeting of our stockholders and at such meeting to secure our stockholders’ approval to amend our certificate of incorporation to increase the number of shares of our common stock which we are authorized to issue, or to take such other corporate action, so that we will have a sufficient number of shares of our common stock which we are authorized to issue to enable you to convert all the shares of our Series D Convertible Preferred Stock owned by you and to exercise all of the Ortec Series F Warrants owned by you. We will give you written notice as soon as our stockholders have taken such action.

Please be good enough to sign and return to us the enclosed undertaking to enable us to proceed to close the proposed private placement of our securities and our proposed acquisition.

Thank you for your help in enabling us to reach our goal in making Ortec a viable and profitable company.

Yours very truly,

/s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer

The undersigned agree that the undersigned will not convert any shares of Ortec’s Series D Convertible Preferred Stock owned by the undersigned, nor exercise any of the Ortec Series F Warrants owned by the undersigned, until Ortec International, Inc. gives us written notice that Ortec has enough shares of its common stock it is authorized to issue for issuance of shares of Ortec common stock upon such conversion and/or exercise. Provided, however, that if we do not close the proposed private placement of our securities within 90 days after the date on which you execute this document, you shall no longer be bound by your undertakings set forth in the immediately preceding sentence.

SDS Capital Group SPC LTD.

By:	/s/ Steve Derby

Print Name: Steve Derby
Title: Director
Date: January 31, 2006